Exhibit 16:  Letter on Change in Certifying Accountant





                           Weaver and Tidwell, L.L.P.
                          Certified Public Accountants
                         12221 Merit Drive, Suite 1400
                                Dallas, TX 75251


January 2, 2002


Mr. John Edward Rea
President and Director
INVVISION CAPITAL, INC.
2515 Tarpley Road, Suite 100
Carrollton, TX  75006


Dear Mr. Rea:

     This is to inform you that the client-auditor relationship between INVVISION CAPITAL, INC. (Commission File Number (333-80429) and Weaver and Tidwell, L.L.P. has ceased.


Sincerely,

/s/ Weaver and Tidwell, L.L.P.
------------------------------
WEAVER AND TIDWELL, L.L.P.



Cc:  Office of the Chief Accountant
     SECPS Letter File
     Securities and Exchange Commission
     Mail Stop 9-5
     450 Fifth Street, N.W.
     Washington, D.C.  20549